UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2006
COMMERCIAL VEHICLE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-50890 (Commission File Number)	41-1990662 (IRS Employer Identification No.)
6530 West Campus Oval
New Albany, Ohio 43054
(Address of Principal Executive Offices, including Zip Code)
(614) 289-5360
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 5, 2006, Commercial Vehicle Group, Inc. (the “Company”) entered into change in control & non-competition agreements (each, an “Agreement”) with Mervin Dunn, the Company’s President and Chief Executive Officer, Gerald L. Armstrong, the Company’s President—CVG, Americas, Chad M. Utrup, the Company’s Chief Financial Officer, and James F. Williams, the Company’s Vice President of Human Resources.
     Pursuant to the Agreement with Mervin Dunn, in the event Mr. Dunn’s employment is terminated without cause (as defined in the Agreement), Mr. Dunn is entitled to a severance payment equal to 24 months salary. In the event Mr. Dunn is terminated without cause or resigns for good reason (as defined in the Agreement) following a change in control (as defined in the Agreement), Mr. Dunn is entitled to a severance payment equal to 2.0 times the sum of his base salary, plus the average annual performance bonus actually received by him over the last three fiscal years, plus any medical, financial and insurance coverage provided at the time of termination. Pursuant to the Agreement, Mr. Dunn has agreed not to compete with the Company, or solicit any employee of the Company, during the period in which he is employed by the Company and for a twenty-four month period thereafter.
     A copy of Mr. Dunn’s Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of Mr. Dunn’s Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
     Pursuant to the Agreement with each of Gerald L. Armstrong, Chad M. Utrup and James F. Williams, in the event the executive’s employment is terminated without cause (as defined in each Agreement), the executive is entitled to a severance payment equal to 12 months salary. In the event the executive is terminated without cause or resigns for good reason (as defined in each Agreement) following a change in control (as defined in each Agreement), the executive is entitled to a severance payment equal to 1.0 times the sum of his base salary, plus the average annual performance bonus actually received by him over the last three fiscal years, plus any medical, financial and insurance coverage provided at the time of termination. Pursuant to the Agreements, each executive has agreed not to compete with the Company, or solicit any employee of the Company, during the period in which he is employed by the Company and for a twelve month period thereafter.
     Copies of the Agreements with Messrs. Armstrong, Utrup and Williams are attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The foregoing description of such Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Change in Control & Non-Competition Agreement, dated April 5, 2006, with Mervin Dunn.

10.2	Change in Control & Non-Competition Agreement, dated April 5, 2006, with Gerald L. Armstrong.

10.3	Change in Control & Non-Competition Agreement, dated April 5, 2006, with Chad M. Utrup.

10.4	Change in Control & Non-Competition Agreement, dated April 5, 2006, with James F. Williams.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

Date: April 7, 2006	/s/ Chad M. Utrup
	By:	Chad M. Utrup
	Its:	Chief Financial Officer